UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

WESTFIELD FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	001-16767 (Commission File Number)	73-1627673 (I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On June 24, 2015, Westfield Financial, Inc. (the “Company”), the holding company for Westfield Bank, entered into an agreement to repurchase up to 711,733 shares of the Company’s common stock, $0.01 par value per share, pursuant to its stock repurchase program (“10b5-1 Plan”). The Board of Directors of the Company had previously announced the 10b5-1 Plan, which plan has expired, for the repurchase of 1,970,000 shares of its common stock, and as of June 23, 2015, 1,258,267 shares were repurchased under that program.

On June 24, 2015, the Company entered into a renewal of the 10b5-1 Plan with Griffin Financial Group, LLC. Pursuant to the renewed 10b5-1 Plan, a maximum of 711,733 shares may be purchased beginning July 24, 2015 until the 10b5-1 Plan expires on January 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

Date: June 30, 2015	By:	/s/ Leo R. Sagan, Jr.
Leo R. Sagan, Jr.
Chief Financial Officer